Exhibit 32.2 - Certification of Chief Financial Officer pursuant to Rule 13a-14(b) of the Exchange Act and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-QSB of Advant-e Corporation (the “Company”) for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, James E. Lesch, Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 14, 2005	By:	/s/ James E. Lesch
James E. Lesch
Chief Financial Officer

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